Exhibit 99.1

FOR IMMEDIATE RELEASE

May 16, 2025

Strategic Storage Trust VI, Inc. Reports First Quarter 2025 Results

- Total revenues increased 11.1% compared to the same period in 2024.

- Increased Same-Store Revenues by 6.8% for the Quarter.

- Increased Same-Store Net Operating Income ("NOI") by 13.6% for the Quarter.

- Increased Same-Store Average Physical Occupancy by 2.1% for the Quarter.

LADERA RANCH, CA – May 16, 2025 – Strategic Storage Trust VI, Inc. (“SST VI”) announced operating results for the three months ended March 31, 2025.

"This quarter marks an important milestone for our company as we report our first same-store results." commented H. Michael Schwartz, President and CEO of Strategic Storage Trust VI, Inc. "I'm pleased to share that these results exceeded our expectations and reflect the underlying strength and quality of our portfolio across both the United States and Canada. In addition, we completed the refinancing of all our Canadian debt at significantly lower interest rates. This strategic move enhances our financial flexibility and positions us well for continued operational and capital efficiency moving forward."

Key Highlights for the Three Months Ended March 31, 2025:

• Total revenues were approximately $7.3 million, an increase of approximately $0.7 million when compared to the same period in 2024.

• Increased same-store revenues and NOI by 6.8% and 13.6%, respectively, for the three months ended March 31, 2025 compared to the three months ended March 31, 2024.

• Increased same-store average physical occupancy by approximately 2.1% to 92.0% for the three months ended March 31, 2025 from 89.9% for the three months ended March 31, 2024.

• Increased same-store annualized rent per occupied square foot by approximately 3.7% to $17.01 for the three months ended March 31, 2025 from $16.40 for the three months ended March 31, 2024.

Capital Transactions:

Debt Transactions

On January 8, 2025, we entered into a CAD $64.0 million financing with National Bank of Canada (the “National Bank of Canada — Four Property Loan”). The National Bank of Canada — Four Property Loan has a term of three years, maturing on January 8, 2028. Payments consist of both principal and interest, calculated using a 25-year amortization, and are payable monthly. Amounts outstanding bear an interest rate equal to CORRA, plus a CORRA adjustment of approximately 0.30%, plus 2.25%. In addition, we entered into an interest rate swap agreement with a notional amount of CAD $64.0 million, whereby CORRA is fixed at approximately 3.03% that fixes the all in interest rate at 5.58% through the maturity of the loan. This addressed the upcoming 2025 maturities and will effectively reduced this portfolio’s interest rate by approximately 100 basis points as compared to the previous financing arrangements.

On March 6, 2025, we entered into a credit agreement with Meridian Credit Union Limited (the “Meridian Credit Agreement”) with a maximum borrowing capacity of approximately CAD $16.0 million (the "Meridian Loan"). At close, we borrowed approximately CAD $2.1 million. The Meridian Loan is secured by a first mortgage

10 Terrace Road, Ladera Ranch, CA 92694 | 866.412.5161 | info@StrategicREIT.com

on our development property in Etobicoke, Ontario Canada (the "Etobicoke Property"). The proceeds of the Meridian Loan will be used to fund development of a self storage facility on the Etobicoke Property. As of March 31, 2025 we had approximately CAD $2.1 million outstanding and approximately CAD $13.9 million of available capacity.

Pursuant to the Meridian Credit Agreement, amounts outstanding under the Meridian Loan bear interest at an annual rate equal to the Canada Prime Rate plus 1.50%, subject to a minimum all-in floor rate of 6.70% per annum. The Meridian Loan has an initial term of three years, maturing on March 5, 2028, with two six-month extension options. Payments under the Meridian Loan are payable monthly and interest-only.

On March 7, 2025, we entered into a CAD $164.5 million financing with QuadReal Finance, LP (the “QuadReal — Seven Property Loan”). The QuadReal — Seven Property Loan has an initial term of five years, maturing on April 1, 2030. Payments under the QuadReal — Seven Property Loan are interest only during the term of the QuadReal - Seven Property Loan, payable monthly, with the full amount of the outstanding balance of the QuadReal - Seven Property Loan due on the maturity date. Upon the closing of the QuadReal - Seven Property Loan, we drew approximately CAD $147.0 million as the Initial Advance. The interest rate on the Initial Advance bears interest at an annual fixed rate equal to 5.59%. This strategic move addressed the upcoming 2025 maturities and will effectively reduced this portfolio’s interest rate by approximately 170 basis points as compared to the previous financing arrangements.

About Strategic Storage Trust VI, Inc. (SST VI):

SST VI is a public non-traded REIT that elected to qualify as a REIT for federal income tax purposes. SST VI’s primary investment strategy is to invest in income-producing and growth self-storage facilities and related self-storage real estate investments in the United States and Canada. As of May 16, 2025, SST VI has a portfolio of 13 operating properties in the United States comprising approximately 9,015 units and 1,079,395 rentable square feet (including parking); 11 properties with approximately 10,205 units and 1,067,715 rentable square feet (including parking) in Canada, joint venture interests in two operational and three development properties in two Canadian provinces (Ontario and Québec) and one wholly owned development property in Ontario.

About SmartStop Self Storage REIT, Inc. (SmartStop):

SmartStop Self Storage REIT, Inc. (“SmartStop”) (NYSE:SMA), is a self-managed REIT with a fully integrated operations team of approximately 590 self-storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self-storage programs. As of May 16, 2025, SmartStop has an owned or managed portfolio of 220 operating properties in 23 states, the District of Columbia, and Canada, comprising approximately 157,100 units and 17.7 million rentable square feet. SmartStop and its affiliates own or manage 41 operating self-storage properties in Canada, which total approximately 34,400 units and 3.5 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

Contact:

David Corak

SVP of Corporate Finance & Strategy

SmartStop Self Storage REIT, Inc.

IR@smartstop.com

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2025 (Unaudited)	December 31, 2024
ASSETS
Real estate facilities:
Land	$109,195,229	$109,097,324
Buildings	375,916,070	375,539,122
Site improvements	13,681,272	13,655,534
	498,792,571	498,291,980
Accumulated depreciation	(30,749,798)	(27,645,170)
	468,042,773	470,646,810
Construction in process	11,138,675	9,144,864
Real estate facilities, net	479,181,448	479,791,674
Cash and cash equivalents	14,241,422	10,827,415
Restricted cash	2,615,217	6,738,149
Investments in unconsolidated real estate ventures	18,995,066	18,207,135
Other assets, net	11,932,251	13,564,907
Total assets	$526,965,404	$529,129,280
LIABILITIES, TEMPORARY EQUITY AND EQUITY
Debt, net	$278,152,442	$274,056,356
Accounts payable and accrued liabilities	11,539,916	13,433,815
Distributions payable	4,389,378	4,409,505
Due to affiliates	16,859,809	13,877,191
Total liabilities	310,941,545	305,776,867
Commitments and contingencies
Redeemable common stock	11,705,939	10,279,772
Series B Convertible Preferred Stock, $0.001 par value; 150,000 shares authorized; 150,000 and 150,000 issued and outstanding at March 31, 2025 and December 31, 2024, respectively, with aggregate liquidation preferences of $153,088,356 and $153,148,361 at March 31, 2025 and December 31, 2024, respectively	148,599,723	148,599,723
Equity:
Strategic Storage Trust VI, Inc.:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; 0 issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Class P Common stock, $0.001 par value; 30,000,000 shares authorized; 11,380,819 and 11,280,098 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	11,381	11,280
Class A Common stock, $0.001 par value; 230,000,000 shares authorized; 3,397,253 and 3,383,583 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	3,397	3,384
Class T Common stock, $0.001 par value; 100,000,000 shares authorized; 5,398,325 and 5,373,889 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	5,398	5,374
Class W Common stock, $0.001 par value; 70,000,000 shares authorized; 709,730 and 704,761 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	710	705
Class Y Common stock, $0.001 par value; 200,000,000 shares authorized; 4,709,618 and 4,049,909 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	4,710	4,050
Class Z Common stock, $0.001 par value; 70,000,000 shares authorized; 388,958 and 346,393 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	389	346
Additional paid-in capital	214,160,380	207,773,199
Distributions	(35,829,740)	(32,142,866)
Accumulated deficit	(121,568,570)	(111,392,263)
Accumulated other comprehensive loss	(5,736,815)	(4,432,786)
Total Strategic Storage Trust VI, Inc. equity	51,051,240	59,830,423
Noncontrolling interests in our Operating Partnership	(44,733)	225,081
Noncontrolling Series C Subordinated Units in our Operating Partnership	4,711,690	4,417,414
Total noncontrolling interest	4,666,957	4,642,495
Total equity	55,718,197	64,472,918
Total liabilities, temporary equity and equity	$526,965,404	$529,129,280

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Revenues:
Self storage rental revenue	$7,303,641	$6,577,587
Ancillary operating revenue	45,717	39,324
Total revenues	7,349,358	6,616,911
Operating expenses:
Property operating expenses	2,939,080	2,928,714
Property operating expenses – affiliates	1,240,267	1,280,595
General and administrative	1,703,808	1,554,738
Depreciation	3,118,402	3,175,232
Intangible amortization expense	—	1,039,598
Acquisition expense – affiliates	107,876	178,423
Other property acquisition expenses	14,020	54,041
Total operating expenses	9,123,453	10,211,341
Operating loss	(1,774,095)	(3,594,430)
Other income (expense):
Interest expense	(4,107,295)	(4,710,295)
Interest expense – debt issuance costs	(488,397)	(276,258)
Derivative fair value adjustment	(531,449)	1,616,316
Other	79,014	187,818
Equity in loss of unconsolidated real estate venture	(222,528)	—
Foreign currency adjustment	(195,936)	(2,206,103)
Net loss	(7,240,686)	(8,982,952)
Less: Distributions to preferred stockholders	(3,088,356)	(3,166,042)
Net loss attributable to the noncontrolling interests in our Operating Partnership	152,735	225,373
Net loss attributable to Strategic Storage Trust VI, Inc. common stockholders	$(10,176,307)	$(11,923,621)
Net loss per Class P share—basic and diluted	$(0.40)	$(0.55)
Net loss per Class A share—basic and diluted	$(0.40)	$(0.55)
Net loss per Class T share—basic and diluted	$(0.40)	$(0.55)
Net loss per Class W share—basic and diluted	$(0.40)	$(0.55)
Net loss per Class Y share—basic and diluted	$(0.40)	$(0.55)
Net loss per Class Z share—basic and diluted	$(0.40)	$(0.55)
Weighted average Class P shares outstanding—basic and diluted	11,331,153	11,137,137
Weighted average Class A shares outstanding—basic and diluted	3,389,986	3,351,907
Weighted average Class T shares outstanding—basic and diluted	5,386,419	5,302,182
Weighted average Class W shares outstanding—basic and diluted	707,444	690,352
Weighted average Class Y shares outstanding—basic and diluted	4,372,891	940,270
Weighted average Class Z shares outstanding—basic and diluted	366,596	86,161

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(UNAUDITED)

Same-Store Facility Results - three months ended March 31, 2025 and 2024

The following table sets forth operating data for our same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2024) for the three months ended March 31, 2025 and 2024. We consider the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Revenues(1)	$3,466,639	$3,246,360	6.8%	$3,882,719	$3,370,551	N/M	$7,349,358	$6,616,911	11.1%
Property operating expenses(2)	1,425,618	1,450,018	(1.7)%	1,958,894	1,871,202	N/M	3,384,512	3,321,220	1.9%
Net operating income	$2,041,021	$1,796,342	13.6%	$1,923,825	$1,499,349	N/M	$3,964,846	$3,295,691	20.3%
Number of Facilities	12	12		12	12		24	24
Rentable square feet(3)	892,610	892,665		1,254,500	1,204,615		2,147,110	2,097,280
Average physical occupancy(4)	92.0%	89.9%	2.1%	87.0%	80.6%	N/M	89.0%	84.6%	4.4%
Annualized rent per occupied square foot(5)	$17.01	$16.40	3.7%	N/M	N/M	N/M	$16.29	$15.92

N/M Not meaningful

(1)
Revenue includes rental revenue, ancillary revenue, administrative and late fees.
(2)
Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense and acquisition expenses, but includes property management fees.
(3)
Of the total rentable square feet, parking represented approximately 199,780 and 247,900 square feet as of March 31, 2025 and 2024, respectively. On a same-store basis, for the same periods, parking represented approximately 43,000 square feet.
(4)
Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.
(5)
Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

Our increase in same-store revenue of approximately $0.2 million was primarily the result of increased average physical occupancy of approximately 2% and an increase in revenue per occupied square foot of approximately 3.7% for the three months ended March 31, 2025 over the three months ended March 31, 2014.

Our same-store property operating expenses decreased by approximately $24,000 for the three months ended March 31, 2025 compared to the three months ended March 31, 2014.

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SST VI defines as net income (loss), computed in accordance with GAAP, generated from properties, before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SST VI believes

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SST VI believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SST VI’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

The following table presents a reconciliation of net loss as presented on our consolidated statements of operations to NOI, as stated above, for the periods indicated:

	Three Months Ended
	March 31, 2025	March 31, 2024
Net Loss	$(7,240,686)	$(8,982,952)
Adjusted to exclude:
Asset management fees(1)(2)	794,835	888,089
General and administrative	1,703,808	1,554,738
Depreciation	3,118,402	3,175,232
Intangible amortization expense	—	1,039,598
Acquisition expenses—affiliates	107,876	178,423
Other property acquisition expenses	14,020	54,041
Interest expense	4,107,295	4,710,295
Interest expense—debt issuance costs	488,397	276,258
Derivative fair value adjustment	531,449	(1,616,316)
Other	(79,014)	(187,818)
Equity in loss of unconsolidated joint venture	222,528	—
Foreign currency adjustment	195,936	2,206,103
Total property net operating income	$3,964,846	$3,295,691

(1)
Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.
(2)
Includes amortization of Advisor contract of approximately $0.2 million for each of the three months ended March 31, 2025 and 2024.